NEWS RELEASE

Investor Contact Graham Sones, VP – Investor Relations ir@kodiakgas.com (936) 755-3529

Kodiak Gas Services Reports Third Quarter 2025 Financial Results, Increases Full Year 2025 Discretionary Cash Flow Guidance and Reiterates Other Guidance Metrics

THE WOODLANDS, Texas — November 4, 2025 — Kodiak Gas Services, Inc. (NYSE: KGS) (“Kodiak” or the “Company”), a leading provider of critical energy infrastructure and contract compression services, today reported financial and operating results for the quarter ended September 30, 2025. The Company also announced increased full-year 2025 guidance for discretionary cash flow.
Third Quarter 2025 and Recent Highlights
•Generated record Contract Services segment revenues of $297.0 million
•Reported net loss of $14.0 million, or $(0.17) per diluted share and adjusted net income(1) of $31.5 million, or $0.36 per adjusted diluted share(1)
•Quarterly adjusted EBITDA(1) of $174.7 million, including approximately $5 million of extraordinary professional fees related to recently-divested Mexico operations
•Quarterly net cash provided by operating activities of $113.4 million and discretionary cash flow(1) of $116.7 million, a 13.2% increase compared to third quarter 2024
•Declared a quarterly dividend of $0.49 per share, a 9% increase over the second quarter of 2025
•Returned over $90 million to stockholders through dividends and share repurchases
•Deployed 59,550 horsepower of new, large horsepower compression units
•Fleet utilization increased to 97.6%, a 120 basis point increase compared to third quarter 2024
•Increased full-year 2025 discretionary cash flow(1) guidance to a range of $450 to $470 million
“Kodiak’s third quarter results demonstrate the continued strength and resilience of our business model, even as we navigate a dynamic energy landscape,” said Mickey McKee, Kodiak's President and Chief Executive Officer. “We achieved another quarter of increased fleet utilization, matched our record adjusted gross margin percentage in Contract Services, and delivered strong discretionary cash flow, underscoring the effectiveness of our strategic focus on large horsepower compression and fleet optimization. Our investments in technology and our people are driving operational excellence and enabling us to meet the evolving needs of our customers with reliability and efficiency.
“We are encouraged by the robust natural gas demand outlook, particularly in the Permian Basin, and the growing power requirements from data centers and domestic LNG projects. These trends reinforce our confidence in the long-term growth prospects for contract compression. The strategic initiatives we completed in the third quarter, including the successful implementation of a new ERP platform, divestment of our Mexico operations and two bond offerings to significantly enhance our liquidity, position us well to execute on these opportunities.
“Our commitment to returning capital to shareholders remains a priority, as evidenced by our active share repurchase program and the 20% increase in our quarterly dividend in 2025. As we look ahead, Kodiak is well-positioned to capitalize on industry tailwinds,
(1) Adjusted net income, adjusted diluted earnings per share, adjusted EBITDA, and discretionary cash flow are non-GAAP financial measures. Definitions and reconciliations to the most comparable GAAP financial measure are included herein.

continue driving profitable growth, and deliver enhanced value for our shareholders. I want to thank our employees for their dedication and our customers and investors for their ongoing support.”

Segment Information
Contract Services segment revenue was $297.0 million in the third quarter of 2025, a 4.5% increase compared to $284.3 million in the third quarter of 2024. Contract Services segment gross margin was $136.4 million in the third quarter of 2025, a 19.4% increase compared to $114.2 million in the third quarter of 2024 and adjusted gross margin was $202.7 million in the third quarter of 2025, an 8.0% increase compared to $187.7 million in the third quarter of 2024.
Other Services segment revenue was $25.8 million in the third quarter of 2025, a 36.1% decrease compared to $40.3 million in the third quarter of 2024. Other Services segment gross margin and adjusted gross margin were each $3.8 million in the third quarter of 2025, a 50.6% decrease compared to $7.7 million for each measure in the third quarter of 2024.

Financial Results
Kodiak reported a net loss attributable to common shareholders of $14.0 million or $0.17 per share, in the third quarter of 2025. The net loss for the quarter included a $33.3 million loss on the disposal of the Company’s Mexico operations as well as a $28.0 million other expense to increase the reserve for sales and use tax to an amount the Company estimates will be sufficient to settle all outstanding Texas sales and use tax matters. Adjusting for these items and non-recurring transaction expenses, adjusted net income was $31.5 million or $0.36 per diluted share.
Adjusted EBITDA of $174.7 million in the third quarter of 2025 was negatively impacted by approximately $5 million of extraordinary professional fees associated with the divested Mexico operations.
Discretionary cash flow for the quarter was $116.7 million, which funded all of the Company’s growth capital expenditures. When combined with asset sale proceeds, the Company generated $33.5 million of free cash flow in the third quarter of 2025.

Long-Term Debt and Liquidity
Total debt outstanding was $2.7 billion as of September 30, 2025, and the Company had $1.5 billion available on its ABL Facility. Kodiak’s credit agreement leverage ratio was 3.8x for the third quarter of 2025.

Summary Financial Data

	Three Months Ended
(in thousands, excluding percentages)	September 30, 2025	June 30, 2025	September 30, 2024
Total revenues	$322,744	$322,843	$324,647
Net income (loss) attributable to common shareholders	$(14,011)	$39,496	$(5,648)
Adjusted net income (1)	$31,539	$39,984	$18,751
Adjusted EBITDA (1)	$174,702	$178,216	$168,374
Adjusted EBITDA percentage (1)	54.1%	55.2%	51.9%

Contract Services revenue	$296,970	$293,534	$284,313
Contract Services adjusted gross margin (1)	$202,748	$200,397	$187,696
Contract Services adjusted gross margin percentage (1)	68.3%	68.3%	66.0%

Other Services revenue	$25,774	$29,309	$40,334
Other Services adjusted gross margin (1)	$3,782	$7,195	$7,660
Other Services adjusted gross margin percentage (1)	14.7%	24.5%	19.0%

Maintenance capital expenditures	$19,765	$17,565	$21,553

Growth capital expenditures (2)	$80,330	$37,966	$53,022
Other capital expenditures (3)	12,202	16,398	12,093
Total Growth and Other capital expenditures	$92,532	$54,364	$65,115

Discretionary cash flow (1)	$116,652	$116,424	$103,049
Free cash flow (1)	$33,463	$70,290	$52,500
(1)Adjusted net income, adjusted EBITDA, adjusted EBITDA percentage, adjusted gross margin, adjusted gross margin percentage, discretionary cash flow and free cash flow are non-GAAP financial measures. For definitions and reconciliations to the most directly comparable financial measures calculated and presented in accordance with GAAP, see “Non-GAAP Financial Measures” below.
(2)Growth capital expenditures made to (1) expand the operating capacity or operating income capacity of assets including, but not limited to, the acquisition of additional compression units, upgrades to existing equipment, expansion of supporting infrastructure, and implementation of new technologies, (2) maintain the operating capacity or operating income capacity of assets by acquisition of replacement compression units and their supporting infrastructure, and (3) expand the operating capacity or operating income capacity of existing assets.
(3)Other capital expenditures made on assets required to support our operations—such as rolling stock, leasehold improvements, technology hardware and software and related implementation expenditures, safety enhancements to equipment, and other general items that are typically capitalized and that have a useful life beyond one year. Other capital expenditures were previously included in growth capital expenditures, but are now shown separately for both current and historical periods.

Summary Operating Data
(as of the dates indicated)

	September 30, 2025	June 30, 2025	September 30, 2024
Fleet horsepower (1)	4,456,492	4,419,884	4,417,687
Revenue-generating horsepower (2)	4,350,576	4,296,978	4,259,843
Fleet compression units	4,767	4,881	5,297
Revenue-generating compression units	4,510	4,514	4,757
Revenue-generating horsepower per revenue-generating compression unit (3)	965	952	895
Fleet utilization (4)	97.6%	97.2%	96.4%
(1)Fleet horsepower includes (x) revenue-generating horsepower and (y) idle horsepower, which is comprised of compression units that do not have a signed contract or are not subject to a firm commitment from our customer and therefore are not currently generating revenue.
(2)Revenue-generating horsepower includes compression units that are operating under contract and generating revenue and compression units which are available to be deployed and for which we have a signed contract or are subject to a firm commitment from our customer.
(3)Calculated as (i) revenue-generating horsepower divided by (ii) revenue-generating compression units at period end.
(4)Fleet utilization is calculated as (i) revenue-generating horsepower divided by (ii) fleet horsepower.
Full-Year 2025 Guidance
Kodiak is providing revised guidance for the full year 2025.

	Full-Year 2025 Guidance
(in thousands, excluding percentages)	Low	High
Adjusted EBITDA (1)	$700,000	$725,000
Discretionary cash flow (1)(2)	$450,000	$470,000

Segment Information
Contract Services revenues	$1,160,000	$1,200,000
Contract Services adjusted gross margin percentage (1)	67.0%	69.0%
Other Services revenues	$120,000	$140,000
Other Services adjusted gross margin percentage (1)	14.0%	17.0%

Capital Expenditures
Maintenance capital expenditures	$75,000	$85,000

Growth capital expenditures	$180,000	$205,000
Other capital expenditures	60,000	65,000
Total Growth and Other capital expenditures	$240,000	$270,000
(1)The Company is unable to reconcile projected adjusted EBITDA to projected net income (loss) and discretionary cash flow to projected net cash provided by operating activities and projected adjusted gross margin percentage to projected gross margin percentage, the most comparable financial measures calculated in accordance with GAAP, respectively, without unreasonable efforts because components of the calculations are inherently unpredictable, such as changes to current assets and liabilities, unknown future events, and estimating certain future GAAP measures. The inability to project certain components of the calculation would significantly affect the accuracy of the reconciliations.
(2)Discretionary cash flow guidance assumes no change to Secured Overnight Financing Rate futures.

Conference Call
Kodiak will conduct a conference call on Wednesday, November 5, 2025, at 10:00 a.m. Eastern Time (9:00 a.m. Central Time) to discuss financial and operating results for the quarter ended September 30, 2025. To listen to the call by phone, dial 877-407-4012 and ask for the Kodiak Gas Services call at least 10 minutes prior to the start time. To listen to the call via webcast, please visit the Investors tab of Kodiak’s website at www.kodiakgas.com.
About Kodiak
Kodiak is a leading contract compression services provider in the United States, serving as a critical link in the infrastructure that enables the safe and reliable production and transportation of natural gas and oil. Headquartered in The Woodlands, Texas, Kodiak provides contract compression and related services to oil and gas producers and midstream customers in high–volume gas gathering systems, processing facilities, multi-well gas lift applications and natural gas transmission systems. More information is available at www.kodiakgas.com.
Non-GAAP Financial Measures
Adjusted net income is defined as net income (loss) excluding (i) severance expenses; (ii) transaction expenses; (iii) sales tax reserve; (iv) loss (gain) on disposal of business; (v) loss (gain) on derivatives; (vi) impairment of compression equipment; and (vii) the tax effects of the adjustments.
Adjusted diluted earnings per share (adjusted diluted EPS), is calculated by dividing adjusted net income above by the weighted average diluted shares outstanding.
Adjusted EBITDA is defined as net income (loss) before interest expense; income tax expense; and depreciation and amortization; plus (i) loss on extinguishment of debt; (ii) loss (gain) on derivatives; (iii) equity compensation expense; (iv) severance expenses; (v) transaction expenses; (vi) loss (gain) on sale of assets; and (vii) loss (gain) on disposal of business; (viii) sales tax reserve; and (ix) impairment of compression equipment. Adjusted EBITDA percentage is defined as adjusted EBITDA divided by total revenues.
Adjusted net income, adjusted diluted EPS, adjusted EBITDA and adjusted EBITDA percentage are used as supplemental financial measures by our management and external users of our financial statements, such as investors, commercial banks and other financial institutions, to assess: (i) the financial performance of our assets without regard to the impact of financing methods, capital structure or historical cost basis of our assets; (ii) the viability of capital expenditure projects and the overall rates of return on alternative investment opportunities; (iii) the ability of our assets to generate cash sufficient to make debt payments and pay dividends; and (iv) our operating performance as compared to those of other companies in our industry without regard to the impact of financing methods and capital structure. We believe adjusted net income, adjusted diluted EPS, adjusted EBITDA and adjusted EBITDA percentage provide useful information because, when viewed with our GAAP results and the accompanying reconciliation, they provide a more complete understanding of our performance than GAAP results alone. We also believe that external users of our financial statements benefit from having access to the same financial measures that management uses in evaluating the results of our business. Reconciliations of adjusted net income and adjusted EBITDA to net income (loss) and adjusted diluted EPS to GAAP diluted earnings (loss) per share, the most directly comparable GAAP financial measures are presented below.
Adjusted gross margin is defined as revenue less cost of operations, exclusive of depreciation and amortization expense. Adjusted gross margin percentage is defined as adjusted gross margin divided by total revenues. We believe adjusted gross margin and adjusted gross margin percentage are useful as supplemental measures to investors of our operating profitability. Reconciliations of adjusted gross margin to gross margin are presented below.
Discretionary cash flow is defined as net cash provided by operating activities less (i) maintenance capital expenditures; (ii) certain changes in operating assets and liabilities; and (iii) certain other expenses; plus (w) cash loss on extinguishment of debt; (x) severance expenses; and (y) transaction expenses. We believe discretionary cash flow is a useful liquidity and performance measure and supplemental financial measure for us in assessing our ability to pay cash dividends to our stockholders, make growth capital expenditures and assess our operating performance. A reconciliation of discretionary cash flow to net cash provided by operating activities is presented below.
Free cash flow is defined as net cash provided by operating activities less (i) maintenance capital expenditures; (ii) certain changes in operating assets and liabilities; (iii) certain other expenses; and (iv) growth and other capital expenditures; plus (w) cash loss on extinguishment of debt; (x) severance expenses; (y) transaction expenses; and (z) proceeds from sale of assets. We believe free cash flow is a liquidity measure and useful supplemental financial measure for us in assessing our ability to pursue business opportunities and investments to grow our business and to service our debt. A reconciliation of free cash flow to net cash provided by operating activities is presented below.

Cautionary Note Regarding Forward-Looking Statements
This news release contains, and our officers and representatives may from time to time make, “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding: (i) expected operating results, such as revenue growth and earnings, including upon the continued integration of CSI Compressco LP (“CSI Compressco”) into our operations, and our ability to service our indebtedness; (ii) anticipated levels of capital expenditures and uses of capital; (iii) current or future volatility in the credit markets and future market conditions; (iv) potential or pending acquisition transactions or other strategic transactions, the timing thereof, the receipt of necessary approvals to close such acquisitions, our ability to finance such acquisitions, and our ability to achieve the intended operational, financial, and strategic benefits from any such transactions; (v) expectations of the effect on our financial condition of claims, litigation, environmental costs, contingent liabilities and governmental and regulatory investigations and proceedings; (vi) production and capacity forecasts for the natural gas and oil industry; (vii) strategy for customer retention, growth, fleet maintenance, market position and financial results; (viii) our interest rate hedges; and (ix) strategy for risk management.
Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not place undue reliance on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) a reduction in the demand for natural gas and oil and/or a decrease in natural gas and oil prices; (ii) the loss of, or the deterioration of the financial condition of, any of our key customers; (iii) nonpayment and nonperformance by our customers, suppliers or vendors; (iv) competitive pressures that may cause us to lose market share; (v) the structure of our Contract Services contracts and the failure of our customers to continue to contract for services after expiration of the primary term; (vi) our ability to successfully integrate any acquired businesses, including CSI Compressco, and realize the expected benefits thereof in the expected timeframe or at all; (vii) our ability to fund purchases of additional compression equipment; (viii) our ability to successfully implement our share repurchase program; (ix) a deterioration in general economic, business, geopolitical or industry conditions, including as a result of the conflict between Russia and Ukraine, the Israel-Hamas war, and the hostilities in the Middle East, inflation, and slow economic growth in the United States; (x) a downturn in the economic environment, as well as continued inflationary pressures; (xi) international operations and related mobilization and demobilization of compression units, operational interruptions, delays, upgrades, refurbishment and repair of compression assets and any related delays and costs overruns or reduced payment of contracted rates; (xii) our ability to successfully manage our international operations and comply with any applicable laws and regulations, including risks associated with doing business in foreign countries, and our ability to comply with the U.S. Foreign Corrupt Practices Act (“FCPA”) or other anti-corruption laws; (xiii) the outcome of any pending internal review or any future related government enforcement actions; (xiv) tax legislation and the impact of changes to applicable tax laws, including the passage of the One Big Beautiful Bill Act, and administrative initiatives or challenges to our tax positions; (xv) the loss of key management, operational personnel or qualified technical personnel; (xvi) our dependence on a limited number of suppliers; (xvii) the cost of compliance with existing and new governmental regulations, as well as the associated uncertainty given the current U.S. federal government administration; (xviii) changes in trade policies and regulations, including increases or changes in duties, current and potentially new tariffs and other actions; (xix) the cost of compliance with regulatory initiatives and stakeholders’ pressures, including sustainability and corporate responsibility; (xx) the inherent risks associated with our operations, such as equipment defects and malfunctions; (xxi) our reliance on third-party components for use in our IT systems; (xxii) legal and reputational risks and expenses relating to the privacy, use and security of employee and client information; (xxiii) threats of cyber-attacks or terrorism; (xxiv) agreements that govern our debt contain features that may limit our ability to operate our business and fund future growth and also increase our exposure to risk during adverse economic conditions; (xxv) volatile and/or elevated interest rates and associated central bank policy actions; (xxvi) our ability to access the capital and credit markets or borrow on affordable terms (or at all) to obtain additional capital that we may require; (xxvii) major natural disasters, severe weather events or other similar events that could disrupt operations; (xxiii) unionization of our labor force, labor interruptions and new or amended labor regulations; (xxix) renewal of insurance; (xxx) the effectiveness of our disclosure controls and procedures; and (xxxi) such other factors as discussed throughout the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the U.S. Securities and Exchange Commission.(“SEC”) on March 7, 2025, as may be updated by subsequent filings under the Securities Exchange Act of 1934, as amended, including Forms 10-Q and 8-K, each of which can be obtained free of charge on the SEC’s website at http://www.sec.gov.

Any forward-looking statement made by us in this news release is based only on information currently available to us and speaks only as of the date on which it is made. Except as may be required by applicable law, we undertake no obligation to publicly update any forward-looking statement whether as a result of new information, future developments or otherwise.

KODIAK GAS SERVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended
(in thousands, except per share data)	September 30, 2025	June 30, 2025	September 30, 2024
Revenues:
Contract Services	$296,970	$293,534	$284,313
Other Services	25,774	29,309	40,334
Total revenues	322,744	322,843	324,647
Operating expenses:
Cost of operations (exclusive of depreciation and amortization shown below):
Contract Services	94,222	93,137	96,617
Other Services	21,992	22,114	32,674
Depreciation and amortization	66,329	66,135	73,452
Long-lived asset impairment	—	—	9,921
Selling, general and administrative	37,771	35,121	35,528
Loss on sale of assets	38,230	6,606	10,376
Total operating expenses	258,544	223,113	258,568
Income from operations	64,200	99,730	66,079
Other income (expenses):
Interest expense	(56,406)	(45,755)	(53,991)
Loss on derivatives	—	—	(20,327)
Other expense, net	(28,292)	(546)	(156)
Total other expenses, net	(84,698)	(46,301)	(74,474)
Income (loss) before income taxes	(20,498)	53,429	(8,395)
Income tax expense (benefit)	(6,301)	13,445	(2,184)
Net income (loss)	(14,197)	39,984	(6,211)
Less: Net income (loss) attributable to noncontrolling interests	(186)	488	(563)
Net income (loss) attributable to common shareholders	$(14,011)	$39,496	$(5,648)

Earnings (loss) per share attributable to common shareholders:
Basic	$(0.17)	$0.44	$(0.07)
Diluted	$(0.17)	$0.43	$(0.07)

Weighted average shares outstanding:
Basic	87,055	87,699	84,292
Diluted	87,055	90,040	84,292

KODIAK GAS SERVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

(in thousands)	September 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$724	$4,750
Accounts receivable, net	215,878	253,637
Inventories, net	101,241	103,341
Fair value of derivative instruments	—	3,672
Contract assets	4,882	7,575
Prepaid expenses and other current assets	18,737	10,686
Total current assets	341,462	383,661
Property, plant and equipment, net	3,408,447	3,395,022
Operating lease right-of-use assets, net	44,680	53,754
Finance lease right-of-use assets, net	7,224	5,696
Goodwill	408,681	415,213
Identifiable intangible assets, net	156,440	162,747
Fair value of derivative instruments	4,156	17,544
Other assets	789	1,486
Total assets	$4,371,879	$4,435,123
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$75,968	$57,562
Accrued liabilities	203,572	188,732
Contract liabilities	69,472	73,075
Total current liabilities	349,012	319,369
Long-term debt, net of unamortized debt issuance cost	2,609,162	2,581,909
Operating lease liabilities	41,492	49,748
Finance lease liabilities	4,985	3,514
Deferred tax liabilities	110,305	103,826
Other liabilities	2,344	3,150
Total liabilities	$3,117,300	$3,061,516
Stockholders’ equity:
Preferred stock	4	9
Common stock	902	892
Additional paid-in capital	1,329,794	1,305,375
Treasury stock, at cost	(110,320)	(40,000)
Noncontrolling interest	5,003	13,694
Accumulated other comprehensive loss	(2,379)	—
Retained earnings	31,575	93,637
Total stockholders’ equity	1,254,579	1,373,607
Total liabilities and stockholders’ equity	$4,371,879	$4,435,123

KODIAK GAS SERVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Nine Months Ended September 30,
(in thousands)	2025	2024
Cash flows from operating activities:
Net income	$56,823	$30,734
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	202,993	189,859
Long-lived asset impairment	—	9,921
Equity compensation expense	18,013	12,064
Amortization of debt issuance costs	9,734	8,079
Non-cash lease expense	6,042	3,164
Provision for credit losses	1,032	4,625
Inventory reserve	124	476
Loss on sale of assets	54,047	9,203
Change in fair value of derivatives	—	13,219
Loss on discontinuation of hedge	9,398	—
Amortization of interest rate swap	5,152	—
Deferred tax provision	15,084	4,821
Changes in operating assets and liabilities, exclusive of effects of business acquisition:
Accounts receivable	25,479	(126,941)
Inventories	1,359	(7,895)
Contract assets	2,693	3,934
Prepaid expenses and other current assets	(11,625)	(747)
Accounts payable	6,681	40,204
Accrued and other liabilities	3,567	9,593
Contract liabilities	(2,479)	5,068
Other assets	761	121
Net cash provided by operating activities	404,878	209,502
Cash flows from investing activities:
Net cash acquired in acquisition of CSI Compressco LP	—	9,458
Purchase of property, plant and equipment	(262,641)	(263,719)
Proceeds from sale of assets	26,949	14,977
Other	—	(35)
Net cash used for investing activities	(235,692)	(239,319)
Cash flows from financing activities:
Borrowings on debt instruments	2,506,305	2,297,435
Payments on debt instruments	(2,455,996)	(2,114,013)
Principal payments on other borrowings	(4,645)	(3,721)
Payment of debt issuance cost	(26,457)	(16,346)
Principal payments on finance leases	(2,393)	(870)
Offering costs	—	(1,162)
Dividends paid to stockholders	(116,571)	(97,506)
Repurchase of common shares	(70,320)	(25,000)
Cash paid for shares withheld to cover taxes	(6,013)	(2,665)
Net effect on deferred taxes and taxes payable related to the vesting of restricted stock	3,906	418
Distributions to noncontrolling interest	(1,028)	(4,881)
Net cash provided by (used for) financing activities	(173,212)	31,689
Net increase (decrease) in cash and cash equivalents	(4,026)	1,872
Cash and cash equivalents - beginning of period	4,750	5,562
Cash and cash equivalents - end of period	$724	$7,434

KODIAK GAS SERVICES, INC.
RECONCILIATION OF NET INCOME AND
DILUTED EARNINGS PER SHARE TO ADJUSTED DILUTED EARNINGS PER SHARE
(UNAUDITED)

	Three Months Ended
(in thousands)	September 30, 2025	June 30, 2025	September 30, 2024
Net income (loss)	$(14,197)	$39,984	$(6,211)
Severance expense	—	—	2,243
Transaction expenses	1,523	—	2,554
Sales tax reserve	27,968	—	—
Loss on disposal of business	33,349	—	7,024
Loss on derivatives	—	—	20,327
Tax effect of adjustments	(17,104)	—	(7,186)
Adjusted net income	$31,539	$39,984	$18,751

Weighted-average common shares outstanding:
Basic	87,055	87,699	84,292
Diluted	87,055	90,040	84,292

Diluted earnings (loss) per common share	$(0.17)	$0.43	$(0.07)
Severance expense	—	—	0.03
Transaction expenses	0.02	—	0.03
Sales tax reserve	0.32	—	—
Loss on disposal of business	0.38	—	0.08
Loss on derivatives	—	—	0.24
Tax effect of adjustments	(0.19)	—	(0.09)
Adjusted diluted earnings per common share	$0.36	$0.43	$0.22

KODIAK GAS SERVICES, INC.
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
(UNAUDITED)

	Three Months Ended
(in thousands, excluding percentages)	September 30, 2025	June 30, 2025	September 30, 2024
Net income (loss)	$(14,197)	$39,984	$(6,211)
Interest expense	56,406	45,755	53,991
Income tax expense (benefit)	(6,301)	13,445	(2,184)
Depreciation and amortization	66,329	66,135	73,452
Long-lived asset impairment	—	—	9,921
Loss on derivatives	—	—	20,327
Equity compensation expense	4,744	6,291	3,905
Severance expense (1)	—	—	2,243
Transaction expenses (2)	1,523	—	2,554
Sales tax reserve (3)	27,968	—	—
Loss on disposal of business	33,349	—	7,024
Loss on sale of assets	4,881	6,606	3,352
Adjusted EBITDA	$174,702	$178,216	$168,374

Net income percentage	(4.4)%	12.4%	(1.9)%
Adjusted EBITDA percentage	54.1%	55.2%	51.9%
(1)Represents severance expense related to the CSI Acquisition.
(2)Represents certain costs associated with non-recurring professional services and other costs, primarily related to the CSI Acquisition and secondary offerings.
(3)During the quarter, the Company received a settlement offer with the Texas Comptroller’s office to resolve the outstanding Texas sales and use tax matters. Under this settlement arrangement, the Company would be subject to interest and penalties for all open periods totaling $28.0 million.

KODIAK GAS SERVICES, INC.
RECONCILIATION OF ADJUSTED GROSS MARGIN TO GROSS MARGIN
(UNAUDITED)

Contract Services

	Three Months Ended
(in thousands, excluding percentages)	September 30, 2025	June 30, 2025	September 30, 2024
Total revenues	$296,970	$293,534	$284,313
Cost of operations (excluding depreciation and amortization)	(94,222)	(93,137)	(96,617)
Depreciation and amortization	(66,329)	(66,135)	(73,452)
Gross margin	$136,419	$134,262	$114,244
Gross margin percentage	45.9%	45.7%	40.2%
Depreciation and amortization	66,329	66,135	73,452
Adjusted gross margin	$202,748	$200,397	$187,696
Adjusted gross margin percentage	68.3%	68.3%	66.0%

Other Services

	Three Months Ended
(in thousands, excluding percentages)	September 30, 2025	June 30, 2025	September 30, 2024
Total revenues	$25,774	$29,309	$40,334
Cost of operations (excluding depreciation and amortization)	(21,992)	(22,114)	(32,674)
Depreciation and amortization	—	—	—
Gross margin	$3,782	$7,195	$7,660
Gross margin percentage	14.7%	24.5%	19.0%
Depreciation and amortization	—	—	—
Adjusted gross margin	$3,782	$7,195	$7,660
Adjusted gross margin percentage	14.7%	24.5%	19.0%

KODIAK GAS SERVICES, INC.
RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO DISCRETIONARY CASH FLOW AND FREE CASH FLOW
(UNAUDITED)

	Three Months Ended
(in thousands)	September 30, 2025	June 30, 2025	September 30, 2024
Net cash provided by operating activities	$113,378	$177,172	$36,878
Maintenance capital expenditures	(19,765)	(17,565)	(21,553)
Severance expense (1)	—	—	2,243
Transaction expenses (2)	1,523	—	2,554
Sales tax reserve (3)	27,968	—	—
Change in operating assets and liabilities	(6,637)	(38,478)	84,479
Other (4)	185	(4,705)	(1,552)
Discretionary cash flow	$116,652	$116,424	$103,049
Growth capital expenditures (5)(6)	(80,330)	(37,966)	(53,022)
Other capital expenditures (5)	(12,202)	(16,398)	(12,093)
Proceeds from sale of assets	9,343	8,230	14,566
Free cash flow	$33,463	$70,290	$52,500
(1)Represents severance expense related to the CSI Acquisition.
(2)Represents certain costs associated with non-recurring professional services and other costs, primarily related to the CSI Acquisition and secondary offerings.
(3)During the quarter, the Company received a settlement offer with the Texas Comptroller’s office to resolve the outstanding Texas sales and use tax matters. Under this settlement arrangement, the Company would be subject to interest and penalties for all open periods totaling $28.0 million.
(4)Includes non-cash lease expense, provision for credit losses and inventory reserve.
(5)For the three months ended September 30, 2025, June 30, 2025, and September 30, 2024, growth and other capital expenditures includes a $9.6 million increase, a $10.7 million decrease and a $0.3 million decrease in accrued capital expenditures, respectively.
(6)For the three months ended September 30, 2025, June 30, 2025, and September 30, 2024, growth capital expenditures includes a $1.9 million increase, a $0.3 million decrease and a $1.7 million increase, in a non-cash sales tax accrual on compression equipment purchases, respectively.